Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com	Epsilon Jessica Simon – Media 212.457.7135 jsimon@epsilon.com

Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com

LEADING PUBLISHER OF INSPIRATIONAL MAGAZINES AND DIGITAL CONTENT, GUIDEPOSTS, SELECTS EPSILON
FOR DATABASE MARKETING SERVICES

Epsilon to Provide Robust Database Hosting Services to Fuel Cross-Channel
Communications Aimed at Driving Customer Acquisition, Engagement and Retention

DALLAS, Texas (Sept. 5, 2012) – Guideposts, a national nonprofit organization founded by Dr. Norman Vincent Peale and publisher of multiple print and online periodicals and books of inspirational and faith-based content, has signed a multiyear agreement with Epsilon, an Alliance Data (NYSE: ADS) company. Epsilon will provide comprehensive database marketing services for Guideposts aimed at growing its customer and subscriber base as well as improving cross-channel engagement and selling opportunities.

Through magazines, books, online newsletters, a prayer network and outreach programs, Guideposts helps people connect their faith-filled values to their daily lives. The organization’s flagship title, Guideposts, has a paid circulation of 2 million, with the Guideposts brand reaching more than 7 million. Ideals Publications, based in Nashville, Tennessee, is the retail book sales and distribution outlet of Guideposts. In total Guideposts has annual direct-to-consumer and retail book sales of over 5.7 million copies.

Under the terms of the new multiyear agreement, Epsilon will host and manage Guideposts’ database of prospects, subscribers and donors which includes approximately 15 million records. The robust database solution will be designed to support customer segmentation efforts that enable Guideposts to engage prospects, subscribers and donors with more relevant information and offers. The database will allow Guideposts to more effectively target these audiences through direct mail and email marketing channels.

“We are excited to partner with Epsilon, a trusted leader in database marketing. Their robust database will allow us to reach our key audiences more effectively and will enable better relationships now and in the future,” said Mike Coffey, Director of Database Marketing at Guideposts. “With a stronger understanding of our subscribers and donors, we can deliver more meaningful experiences and further our mission of helping to improve more lives.”

“Epsilon has a long and successful history of helping nonprofits and publishers reach their key constituents and increase their return on marketing investment. A comprehensive database solution is the first step in the process to fuel more effective cross-channel communications, and we are fully confident in our capabilities to enable that,” said Bryan Kennedy, CEO of Epsilon. “Guideposts has inspiring and valuable content to share, and by streamlining their database marketing with our next generation solution, they can reach these individuals more successfully than ever before.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 3,500 associates in 37 offices worldwide. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

About Guideposts
Guideposts, a nonprofit organization, touches millions of lives every day through products and services that inspire, encourage, and uplift. Our magazines, books, websites, prayer network, and outreach programs help people connect their faith-filled values to their daily lives. The flagship title, Guideposts, has a paid circulation of 2 million. Its website guideposts.org offers inspiration through stories from everyday people, celebrities and experts, blogs, photos and videos as well as a library of free eBooks.  The Guideposts family also includes Ellie Claire Gift & Paper Expressions, the parent company of popular Christian book publisher Summerside Press, and Ideals Publications, based in Nashville, Tenn., which consists of Candy Cane Press, Williamson Books, and Ideals.

For More Information about Guideposts:
Visit Guideposts online at http://www.guideposts.org or http://www.GuidepostsFoundation.org
Follow Guideposts on Twitter: http://twitter.com/Guideposts_org
Find Guideposts on Facebook: http://facebook.com/Guideposts

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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